UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On November 7, 2012, Cole Credit Property Trust II, Inc. (the “Company”), upon approval by its board of directors, entered into an indemnification agreement (the “Indemnification Agreement”) with each of its directors (Marcus E. Bromley, Christopher H. Cole and George F. Fugelsang) and its chief financial officer (D. Kirk McAllaster, Jr.)(each, an “Indemnitee”). The Indemnification Agreement clarifies and supplements indemnification provisions already contained in the Company’s charter and generally provides that, on the terms and subject to the conditions of the Indemnification Agreement and consistent with the Company’s charter, the Company shall indemnify the Indemnitee to the fullest extent permitted by law. The Indemnification Agreement provides that the Company will (except in certain limited circumstances) indemnify the Indemnitee against all losses, liabilities, judgments, fines, penalties, costs, amounts paid in settlement, expenses and other amounts that the Indemnitee incurs and that result from, arise in connection with, or are by reason of his service as a director and/or officer of the Company. Specifically, in addition to limitations on indemnification imposed by law, the Indemnification Agreement with respect to each director provides that the Indemnitee will be indemnified by the Company for losses or liabilities suffered by the Indemnitee only if:

•	the Indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in the Company’s best interests;

•	in the case of interested directors, the liability or loss was not the result of negligence or misconduct by the Indemnitee; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the Indemnitee.
The Indemnification Agreement also provides for the advancement to the fullest extent permitted by law of all expenses incurred by the Indemnitee in connection with any proceeding arising from or relating to the Indemnitee’s service as a director and/or officer of the Company, provided that, to the extent required by law, the Indemnitee provides a written affirmation of his good faith belief that he has met the applicable standard for indemnification and a written undertaking to repay the advanced amounts if, upon conclusion of the proceeding, it is ultimately established that the Indemnitee was not entitled to indemnification. In addition, the Indemnification Agreement requires the Company to maintain director’s and officer’s insurance with coverage consistent with market amounts, terms and policy limits for similarly situated real estate investment trusts and at least as favorable to the Indemnitee as the insurance coverage provided to any other director or officer of the Company.
A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description above of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement filed herewith.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 7, 2012, Article II, Section 2 of the Amended and Restated Bylaws of the Company (the “Bylaws”) was amended to provide that the annual meeting of the stockholders for the election of the directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the board of directors; provided, however, that such meeting shall not be held less than thirty days after delivery of the annual report to the stockholders. This section of the Bylaws previously provided that the Company’s annual meeting of stockholders was required to be held in the month of May each year. A copy of the amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

Item 7.01     Regulation FD Disclosure

On November 14, 2012, Cole Real Estate Investments sent a letter to financial advisors providing an update regarding the Company’s evaluation of potential exit strategies. A copy of the letter is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 8.01     Other Events

Distributions
On November 7, 2012, the Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share (which equates to approximately 6.25% on an annualized basis calculated at the current rate, based on the original offering price of $10.00 per share, and an annualized distribution rate of approximately 6.68%, based on the most recent estimate of the value of the Company’s shares of $9.35 per share) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2013 and ending on March 31, 2013. The payment date for each of the daily distributions of the period commencing on January 1, 2013 and ending on January 31, 2013 will be in February 2013. The payment date for each of the daily distributions of the period commencing on February 1, 2013 and ending February 28, 2013 will be in March 2013. The payment date for each of the daily distributions of the period commencing on March 1, 2013 and ending on March 31, 2013 will be in April 2013.
Renewal of Advisory and Property Management Agreements

On November 7, 2012, the Company’s board of directors approved a one year renewal of the Amended and Restated Advisory Agreement, as amended (the “Advisory Agreement”), with Cole REIT Advisors II, LLC, the Company’s advisor (the “Advisor”). As a result of the renewal, the Advisory Agreement is extended through November 30, 2013, and may be renewed for an unlimited number of successive one-year periods thereafter. In addition, the Company’s board of directors approved a one year renewal of the Amended and Restated Property Management and Leasing Agreement, as amended (the “Property Management and Leasing Agreement”), by and among the Company, Cole REIT II Operating Partnership, LP, and Cole Realty Advisors, Inc., an affiliate of the Advisor. As a result of the renewal, the Property Management and Leasing Agreement is extended through November 30, 2013, and may be renewed for an unlimited number of successive one-year periods thereafter.

Update Regarding Evaluation of Potential Exit Strategies

As previously reported, the Company is actively exploring a successful exit of its portfolio by thoroughly evaluating a range of potential exit strategies. The Company believes that some recent activity in the market has increased the level of interest in larger, high-quality, credit net lease portfolios, including those assembled by non-listed REIT sponsors. The Company believes this activity has increased the relative attractiveness of a sale and is currently actively marketing the Company for sale with the assistance of Morgan Stanley and UBS Investment Bank. Numerous potential bidders have requested and received comprehensive portfolio information under confidentiality agreements. The Company is allowing bidders to bid on the entire portfolio or one or more of the three major property types in the Company’s portfolio (single tenant retail, multi-tenant retail and single tenant office and industrial properties). Potential bidders have been requested to provide initial bids later this month. The Company cannot provide any assurance that any transaction will be proposed, that the Company will agree to consider or enter into any transaction, or whether a transaction will be consummated.

While no final decisions have been made, the Company anticipates being in a position to announce further updates regarding a liquidity event in the near future.

Item     9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amendment to Amended and Restated Bylaws dated November 7, 2012.
10.1	Form of Indemnification Agreement dated November 7, 2012.
99.1	Letter to financial advisors dated November 14, 2012.

Certain statements in this Current Report may be considered forward-looking statements, including statements related to the occurrence and timing of a potential exit strategy, that reflect the current views of the Company’s management with respect to future events. Forward-looking statements about the Company’s plans, strategies, and prospects are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Forward-looking statements are not intended to be a guarantee of any event, action, result, outcome or performance in future periods. The Company does not intend or assume any obligation to update any forward-looking statements, and the reader is cautioned not to place undue reliance on them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2012	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

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